INDEPENDENT AUDITORS’CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 15, 2006, relating to the consolidated financial statements of Bywater Resources Inc.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

July 21, 2006